UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2018, Western Gas Partners, LP (the “Partnership”) completed the public offering of $400 million in aggregate principal amount of 4.75% senior notes due 2028 at a price to the public of 99.818% of their face value (the “2028 Notes”) and $350 million in aggregate principal amount of 5.50% senior notes due 2048 at a price to the public of 98.912% of their face value (the “2048 Notes” and, together with the 2028 Notes, the “Notes”).

The terms of the Notes are governed by the Indenture, dated as of May 18, 2011 (the “Base Indenture”), by and among the Partnership, the prior subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture (the “Supplemental Indenture”), dated as of August 9, 2018, by and between the Partnership and the Trustee, setting forth the specific terms applicable to the Notes (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). Interest on the Notes will accrue from August 9, 2018, and will be payable semi-annually on February 15th and August 15th of each year, with the initial interest payment being due on February 15, 2019.

The Partnership may redeem all or some of each series of the Notes, in whole or in part, at any time prior to their maturity at the applicable redemption price as set forth in the Indenture. The Notes rank equally in right of payment with all of the Partnership’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Partnership may incur.

The Indenture contains covenants that will limit the ability of the Partnership and certain of its subsidiaries to create liens on its principal properties, engage in sale and leaseback transactions, merge or consolidate with another entity or sell, lease or transfer substantially all of its properties or assets to another entity. Initially, the Notes will not be guaranteed by any of the Partnership’s subsidiaries. In the future, however, if any of the Partnership’s subsidiaries guarantees the Partnership’s obligations under its revolving credit facility, then that subsidiary will, jointly and severally, fully and unconditionally guarantee the Partnership’s payment obligations under the Notes so long as such subsidiary has any guarantee obligation under the Partnership’s revolving credit facility.

The Indenture also contains customary events of default, including, among other things, (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Partnership. If an event of default occurs and is continuing with respect to any series of Notes, the Trustee or the holders of not less than 25% in principal amount of such series of outstanding Notes may declare the principal amount of such Notes and all accrued and unpaid interest to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Partnership occurs and is continuing, the principal amount of such Notes outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of such Notes.

Other material terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement relating to the Notes, dated August 7, 2018, as filed by the Partnership with the Securities and Exchange Commission on August 8, 2018. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of such Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 7, 2018, the Partnership, together with its general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC and US Bancorp Investments, Inc. as representatives of the several underwriters, relating to the public offering (the “Offering”) of the 2028 Notes at a price to the public of 99.818% of the face amount of the 2028 Notes and the 2048 Notes at a price to the public of 98.912% of the face amount of the 2048 Notes.

On August 9, 2018, the Partnership completed the Offering. The Partnership expects to use the net proceeds from the offering to repay its maturing 2.600% senior notes due 2018, repay amounts outstanding under its revolving credit facility, and for general partnership purposes, including to fund capital expenditures.

The Offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-214446), which became effective on November 4, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements, conditions to closing, indemnification obligations, including for liabilities under the Securities Act of 1933, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In addition, affiliates of certain of the underwriters are holders of the 2018 notes or lenders under the Partnership’s revolving credit facility and, as such, will receive a portion of the proceeds from the offering pursuant to the repayment of such indebtedness.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit
1.1
Underwriting Agreement, dated August 7, 2018, by and among the Partnership and Western Gas Holdings, LLC, and Wells Fargo Securities, LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC and US Bancorp Investments, Inc., as representatives of the several underwriters named therein.

4.1	Tenth Supplemental Indenture, dated as of August 9, 2018, by and between Western Gas Partners, LP, as Issuer, and Wells Fargo Bank, National Association, as Trustee.
4.2	Form of 4.75% Senior Notes due 2028 (included as Exhibit A-1 to Exhibit 4.1).
4.3	Form of 5.50% Senior Notes due 2048 (included as Exhibit A-2 to Exhibit 4.1).
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

		By:	Western Gas Holdings, LLC, its general partner

Dated:	August 9, 2018	By:	/s/ Philip H. Peacock
Philip H. Peacock Senior Vice President, General Counsel and Corporate Secretary

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